EXHIBIT 10.3
                                                                 EXECUTION COPY



                            SELLER GUARANTY AGREEMENT

      THIS SELLER GUARANTY AGREEMENT (this "Guaranty"), dated as of September 6, 2002, is by Mirant Corporation, a Delaware corporation ("Seller Guarantor"), for the benefit of Towerweave Limited, a corporation formed under the laws of England and Wales ("Purchaser").

                                    RECITALS:

      A. Mirant Investment UK, Ltd., a corporation formed under the laws of England and Wales ("Seller"), is an indirect wholly owned subsidiary of Seller Guarantor.

      B. Under the Purchase and Sale Agreement, dated as of September 6, 2002 (the "Purchase and Sale Agreement"), by and between Seller and Purchaser, Seller will sell, convey, assign, transfer and deliver to Purchaser, and Purchaser will purchase and accept from Seller, all of the WPDH Shares (as defined in the Purchase and Sale Agreement).

      C. Seller Guarantor will derive a substantial benefit from the purchase by Purchaser of the WPDH Shares.

      D. Capitalized terms used in this Guaranty, but not defined herein, shall have the meanings given to such terms in the Purchase and Sale Agreement.

      NOW, THEREFORE, Seller Guarantor covenants and agrees with Purchaser as follows:

      1. Guaranty. Seller Guarantor hereby irrevocably and unconditionally guarantees (a) the full, complete, and timely performance by Seller of all of the Seller's obligations under the Purchase and Sale Agreement, the Consent and Agreement, and the other documents executed and delivered by Seller in connection with the Closing of the transactions contemplated thereunder (collectively, the "Closing Documents"), whether for the payment of money, the making of representations and warranties or otherwise, and (b) the payment of any and all damages arising under the Closing Documents together with all reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by Purchaser in enforcing this Guaranty. Seller Guarantor agrees that in the event that Seller fails to pay or perform any of its obligations to Purchaser under the Closing Documents, as each may from time to time be amended (the "Guaranteed Obligations"), then Seller Guarantor will pay or perform such Guaranteed Obligations in the place and stead of Seller and to the full extent that Seller is obligated to pay or perform such Guaranteed Obligations. In the event Seller becomes obligated to pay or perform any Guaranteed Obligations and fails to timely pay or perform such obligations in accordance with the terms of the Purchase Agreement and the Closing Documents, then Purchaser may provide written notice to Seller Guarantor demanding that Seller Guarantor either cause Seller to pay or perform the Guaranteed



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Obligations or to pay or perform such Guaranteed Obligations in the place and stead of Seller. Seller Guarantor's aggregate liability hereunder shall not exceed U.S. $5,000,000; provided, however, that Seller Guarantor's aggregate liability hereunder with respect to Sections 2.1 and 4.3 of the Purchase and Sale Agreement shall be unlimited.

      2. Representation and Warranties. Seller Guarantor represents and warrants to Purchaser that the following are true and correct.

            (i) Seller Guarantor is duly organized, validly existing, and in good standing under the laws of Delaware.

            (ii) Seller Guarantor has full power and authority (including full corporate power and authority and all necessary board approvals) to execute and deliver this Guaranty and to perform its obligations hereunder. This Guaranty constitutes the valid and legally binding obligations of Seller Guarantor, enforceable against Seller Guarantor in accordance with its terms and conditions except as such enforceability may be limited by or subject to (A) any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar Applicable Law relating to creditors' rights generally, and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Seller Guarantor is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of, any Governmental Authority or any other Person to perform its obligations under this Guaranty.

            (iii) Neither the execution and the delivery of this Guaranty, nor the performance by Seller Guarantor of its obligations hereunder, will in any material respect violate any statue, regulation, rule, injunction, judgment, order, decree or ruling of any Governmental Authority to which Seller Guarantor is subject, or any provision of its charter or bylaws or any material agreement or instruments to which Seller Guarantor is a party.

      3. Seller Guarantor's Obligations Unconditional. The obligations of Seller Guarantor hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by any of the following, any of which may be taken without the consent of, or notice to, Seller Guarantor:

            (i) any amendment, modification, addition, supplement, extension, or acceleration of or to any part of any Closing Document;

            (ii) any exercise or non-exercise by Purchaser of any right or privilege under the Closing Documents;

            (iii) any bankruptcy, insolvency, reorganization, dissolution, liquidation, or similar proceeding relating to Seller or any Affiliate of Seller (other than Seller Guarantor); or



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            (iv) the existence of any facts or circumstances which cause (or result in) any of the representations or warranties of Seller under the Purchase and Sale Agreement to be (or being) inaccurate.

      4. Independent Obligations. The obligations of Seller Guarantor hereunder are independent of the obligations of Seller and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Seller Guarantor whether or not Seller is joined therein or a separate action or actions are brought against Seller. All remedies of Purchaser are cumulative.

      5.  Waiver.  Seller Guarantor unconditionally waives:

            (i)  demands, protests, or notices as the same pertain to Seller;

            (ii) any right to require Purchaser to proceed against Seller or to exhaust any security held by Purchaser or to pursue any other remedy;

            (iii) any defense based upon an election of remedies by Purchaser, unless the same would excuse performance by Seller, under the Closing Documents; and

            (iv) any duty of Purchaser to advise Seller Guarantor of any information known to Purchaser regarding Seller or its ability to perform under the Closing Documents.

      6. Continuing Guaranty. Seller Guarantor's obligations under Section 1 of this Guaranty constitute a continuing guaranty and shall continue in full force and effect until Seller's obligations under the Closing Documents shall have been fully performed or otherwise extinguished under the Closing Documents, at which time this Guaranty and all of the Seller Guarantor's obligations hereunder shall terminate and expire. Without limiting the foregoing, it is expressly understood that the guaranty relating to Section 4.3 of the Purchase and Sale Agreement shall survive indefinitely.

      7. Reinstatement. The obligations of Seller Guarantor under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Seller or any other person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of such obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Seller Guarantor agrees that it will indemnify Purchaser on demand for all reasonable costs and expenses (including fees of counsel) incurred by any such party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

      8. Third Parties. This Guaranty shall not confer any rights or remedies upon any Person, other than the parties hereto and their successors and assigns.



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      9.  Successors and Assigns.  This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

      10. Notices. All notices, requests, demands and other communications under this Guaranty must be in writing and must be delivered in person or sent by certified mail, postage prepaid, by overnight delivery, or by telefacsimile and properly addressed as follows:

              If to Seller Guarantor:

                  Mirant Corporation
                  1155 Perimeter Center West
                  Atlanta, GA  30338
                  Attention: Bruce D. Davis, Esq.
                  Facsimile:  (678) 579-5889

              With a copy to:

                  Mirant Investments UK, Ltd.
                  c/o Mirant Corporation
                  1155 Perimeter Center West
                  Atlanta, GA  30338
                  Attention:  General Counsel
                  Facsimile:  (678) 579-5771

              If to Purchaser:

                  Towerweave Limited
                  c/o PPL Global, LLC

                  11350 Random Hills Road, Suite 400
                  Fairfax, VA 22030
                  Attention:  Roger L. Petersen
                  Facsimile:  (703) 293-2659

              With a copy to:

                  PPL Global, LLC
                  11350 Random Hills Road, Suite 400
                  Fairfax, VA 22030
                  Attention: Robert W. Burke Jr., Esq.
                  Facsimile:  (703) 293-2659

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change is effective until it is actually received by the party sought to be charged with its contents. Notices which are addressed as provided in this Section 10 given by overnight delivery or mail shall be effective (a) upon delivery, if delivered


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personally or by overnight delivery, (b) five days following deposit in the
United States mail, postage prepaid, if delivered by mail, or (c) at such time as delivery is refused by the addressee upon presentation. Notices which are addressed as provided in this Section 10 given by telefacsimile shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices by telefacsimile shall be confirmed promptly by the sender after transmission in writing by certified mail or overnight delivery.

      11. Governing Law and Forum. This Guaranty shall be governed by, and construed in accordance with, the law of the State of New York without regard to principles of conflicts of law, other than New York General Obligations Law
Section 5-1401. Each of the parties hereby irrevocably and unconditionally submits to the jurisdiction of any court of the State of New York and any federal court located in New York County, New York, with respect to any proceeding relating to this Guaranty.

      12. Entire Agreement and Amendments. This Guaranty embodies the entire agreement between Seller Guarantor and Purchaser. There are no promises, terms, conditions or obligations other those contained herein, and this Guaranty shall supercede all pervious communications, representations or agreements, either verbal or written, between the Seller Guarantor and Purchaser. No amendment of any provision of this Guaranty shall be valid unless the amendment shall be in writing and signed by Purchaser and Seller Guarantor.

      13. Severability. Any term or provision of this Guaranty that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      14. Setoffs and Counterclaims. Without limiting the Seller Guarantor's own defenses and remedies hereunder, the Seller Guarantor reserves to itself all rights, setoffs, counterclaims and other defenses to which Seller may be entitled to arising from or out of the Closing Documents, except for defenses arising out of the bankruptcy, insolvency, dissolution, liquidation, reorganization or other similar proceeding relating to Seller.

                            [Signature page follows]



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      IN WITNESS WHEREOF, the Seller Guarantor has executed this Guaranty as of the date first above written.

                                          MIRANT CORPORATION


                                          By: /s/ Don Dysert
                                             ---------------------------------
                                          Name: Don Dysert
                                          Title: Vice President


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